Exhibit 10.21.3

SECOND AMENDMENT TO COLLABORATION, LICENSE AND SUPPLY

AGREEMENT

This SECOND AMENDMENT TO THE COLLABORATION, LICENSE AND SUPPLY AGREEMENT (the “Second Amendment”) is effective as of 6th November, 2013 (the “Second Amendment Effective Date”) by and between ALEXZA PHARMACEUTICALS, INC., a company organized under the laws of the State of Delaware, United States (“Alexza”), and having a principal place of business at 2091 Stierlin Court, Mountain View, CA 94043, United States, and GRUPO FERRER INTERNACIONAL, S.A., a company organized under the laws of Spain (“Ferrer”), having its registered office at Av. Diagonal 549, E-08029 Barcelona, Spain.

RECITALS

A. Alexza and Ferrer are parties to that certain Collaboration, License and Supply Agreement, dated October 5th, 2011, and amended March 5, 2012 (the “Agreement”), pursuant to which Alexza granted Ferrer certain exclusive rights and licenses to research, develop, import, use, sell, have sold and offer for sale the Product in the Territory.

B. The Parties now desire to amend the Agreement to expand the definition of Territory in accordance with Section 15.5 thereof.

NOW, THEREFORE, Alexza and Ferrer agree as follows:

1.	AMENDMENT OF THE AGREEMENT

Alexza and Ferrer hereby agree to amend the terms of the Agreement as provided below, effective as of the Second Amendment Effective Date. Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the meanings such terms are given in the Agreement.

1.1 Amendment to Territory Definition. Section 1.78 of the Agreement is hereby amended to read in its entirety as follows:

1.78 “Territory” shall mean the countries of the European Union, Croatia, Serbia, Bosnia and Herzegovina, Montenegro, Macedonia, Albania, Andorra, Liechtenstein, San Marino, Vaticano, Switzerland, Norway, Argentina, Armenia, Azerbaijan, Belarus, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, El Salvador, Georgia, Guatemala, Honduras, Kazakhstan, Kyrgyzstan, Mexico, Moldova, Nicaragua, Panama, Paraguay, Peru, Russia, Tajikistan, Turkey, Turkmenistan, Venezuela, Ukraine, Uruguay and Uzbekistan.

1.

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Second Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, except as expressly amended by this Second Amendment, remain in full force and effect.

2.2 Entire Agreement. The Agreement and this Second Amendment constitute the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

2.3 Governing Law. This Amendment and all questions regarding the existence, validity, interpretation, breach or performance of this Amendment, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles.

2.4 Counterparts. This Second Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

2.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment by their respective duly authorized representatives as of the Second Amendment Effective Date.

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King
Name:	Thomas B. King
Title:	President & CEO

GRUPO FERRER INTERNACIONAL, S.A.

By:	/s/ Antoni Villaró Martín
Name:	Antoni Villaró Martín
Title:	COO

By:	/s/ Juan Fanés Trillo
Name	Juan Fanés Trillo
Title:	C.F.O.

SIGNATURE PAGE TO

SECOND AMENDMENT TO COLLABORATION, LICENSE AND SUPPLY AGREEMENT